As filed with the Securities and Exchange Commission on October 13, 2010
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERNATIONAL SHIPHOLDING CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Delaware		36-2989962
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
11 North Water Street, Suite 18290 Mobile, Alabama 36602 (251) 243-9100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Manuel G. Estrada Vice President and Chief Financial Officer International Shipholding Corporation 11 North Water Street, Suite 18290 Mobile, Alabama 36602 (251) 243-9100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Kenneth J. Najder Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 201 St. Charles Avenue, 51st Floor New Orleans, Louisiana 70170-5100 (504) 582-8000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer       ☐                                     Accelerated filer          ☒                       Non-accelerated filer           ☐                                 Smaller reporting company   ☐

____________________

CALCULATION OF REGISTRATION FEE(1)
Title of each class of securities to be registered(2)	Amount to be registered(3); Proposed maximum aggregate offering price(4)	Amount of registration fee
Common Stock Preferred Stock Debt Securities(5) Warrants Units(6)	(1)	(1)
Total	$ 200,000,000	$ 14,260.00

(1)
Pursuant to Rule 457(o) under the Securities Act, the registration fee is calculated based upon the maximum offering price of all securities listed (determined as provided below).  Pursuant to Rule 457(o) and General Instruction II(D) of Form S-3 under the Securities Act, the table omits certain information.

(2)	These offered securities may be sold separately, together or as units with other offered securities.

(3)
The registrant is registering hereunder an indeterminate number or amount of common stock, preferred stock, debt securities, warrants and units, as it may from time to time issue at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies.  In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $200,000,000 (subject to Note 5 below).

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.

(5)
Reflects the principal amount of any debt securities issued at, or at a premium to, their principal amounts, and the issue price rather than the principal amount of any debt securities issued at an original issue discount.

(6)	Includes an indeterminable number of units consisting of two or more registered securities, in any combination.

    ____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

PROSPECTUS

Subject to Completion, Dated October 13, 2010

$200,000,000

International Shipholding Corporation

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
UNITS

We may from time to time sell common stock, preferred stock, debt securities, warrants and units in one or more offerings.  The aggregate initial offering price of all securities sold under this prospectus will not exceed $200,000,000. The securities described in this prospectus may be convertible into or exercisable or exchangeable for other securities. The securities offered by this prospectus may be sold separately, together or in combination with any other securities offered hereby.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific amounts, prices and terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in any securities, you should read carefully this prospectus and the applicable prospectus supplement, together with the additional information described below.

We may sell these securities directly to our stockholders or to purchasers or through underwriters, dealers or other agents as designated from time to time.

Our common stock is listed on the New York Stock Exchange under the trading symbol “ISH.”

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent annual report on Form 10-K, and in our subsequent quarterly reports, filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is [•], 2010.

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities or Exchange Commission, or SEC.  We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement is accurate as of any date other than the date on the front cover of those documents. The information contained in our website, www.intship.com, is not a part of this prospectus, any prospectus supplement or any free writing prospectus.

Page

ABOUT THIS PROSPECTUS	3
INTERNATIONAL SHIPHOLDING CORPORATION	3
RISK FACTORS	3
THE OFFERING	3
USE OF PROCEEDS	3
RATIO OF EARNINGS TO FIXED CHARGES	3
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF WARRANTS	7
DESCRIPTION OF UNITS	7
FORMS OF SECURITIES	7
PLAN OF DISTRIBUTION	8
WHERE YOU CAN FIND MORE INFORMATION	8
INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS	9
LEGAL OPINIONS	9
EXPERTS	9

The terms “Company,” “we,” “us” and “our” refer to International Shipholding Corporation, and not any of our subsidiaries (unless the context otherwise requires and except in connection with the description of our business under the heading “International Shipholding Corporation,” where such terms refer to the consolidated operations of the Company and its subsidiaries).  The term “newbuildings” means a vessel that is under construction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  These summaries are not meant to be a complete description of such securities.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the amounts, prices and terms of the securities offered, which may differ from or supersede some or all of the general terms summarized in this prospectus.  The prospectus supplement may also add, update or change other information contained in or incorporated into this prospectus.  You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part.  You should read the exhibits carefully for provisions that may be important to you.

INTERNATIONAL SHIPHOLDING CORPORATION

Through our subsidiaries, we operate a diversified fleet of U.S. and international flag vessels that provide international and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term time charters or contracts of affreightment.  As of September 30, 2010, we owned or operated 25 ocean-going vessels and had 15 newbuildings on order for future delivery.

Our current operating fleet of 25 ocean-going vessels consists of:

•	Six U.S. flag Pure Car/Truck Carriers specifically designed to transport fully assembled automobiles, trucks and larger vehicles,

•	Three International flag Pure Car/Truck Carriers with the capability of transporting heavyweight and large dimension trucks and buses, as well as automobiles,

•	Two multi-purpose vessels, two container vessels and one tanker vessel, which are used to transport supplies for the Indonesian operations of a mining company,

•	One U.S. flag Molten Sulphur Carrier, which is used to carry molten sulphur from Texas to a processing plant on the Florida Gulf Coast,

•	Two special purpose vessels modified as Roll-On/Roll-Off vessels to transport loaded rail cars between the U.S. Gulf and Mexico,

•	One U.S. flag conveyor belt-equipped self-unloading Coal Carrier, which carries coal in the coastwise trade,

•	Three Roll-On/Roll-Off vessels that permit rapid deployment of rolling stock, munitions, and other military cargoes requiring special handling,

•	Two U.S. flag container vessels, and

•	Two Capesize Bulk Carriers in which we own a 50% interest of each.

We also have the following interests in the following 15 newbuildings:

•	Three Double Hull Handy-Size Bulk Carrier newbuildings in which we own a 100% interest of each,

•	Two Handymax Bulk Carriers newbuildings in which we own a 50% interest of each, and

•	Ten Mini-Bulker newbuildings in which we own a 25% interest of each.

Our fleet is deployed by our principal operating subsidiaries, Central Gulf Lines, Inc., LCI Shipholdings, Inc., Waterman Steamship Corporation, CG Railway, Inc., Enterprise Ship Company, Inc., and East Gulf Shipholding, Inc.  Other of our subsidiaries provide ship charter brokerage, agency and other specialized services.

Our principal executive offices are located at  11 North Water Street, Suite 18290, Mobile, Alabama 36602, and our telephone number is (251) 243-9100. Our website is located at www.intship.com. The information on our website is not part of this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” as well as the risks included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.  In addition, any prospectus supplement may include a discussion of any risk factors or other special considerations applicable to the securities being offered thereby.

THE OFFERING

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.

We may sell from time to time, in one or more offerings:

•	common stock,

•	preferred stock, which may be convertible into shares of our common stock or other securities,

•	debt securities,

•	warrants to purchase any of the securities listed above, and

•	units consisting of two or more of the above-mentioned securities in any combination thereof.

Our ability to sell certain of these securities could be limited by current agreements with debtholders or other factors, and you should not assume that we will be able to issue any or all of these securities if and when we require cash.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for pursuing business opportunities and for other general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth unaudited information on the ratio of our earnings to certain fixed charges on a consolidated basis for the periods presented. For purposes of the ratios presented below, (i) earnings consist of income from continuing operations before income taxes, equity in net income of unconsolidated entities, fixed charges and certain other expenses, (ii) fixed charges include interest expense, estimated interest on rent expense and interest capitalized, and (iii) preferred stock dividends consist of the preferred stock dividend costs of International Shipholding Corporation.  We have assumed that our preferred stock dividend requirements were equal to the pre-tax earnings that would be required to cover those dividend requirements. We computed those pre-tax earnings using actual tax rates for each year.

			(unaudited)
						Six Months Ended
	Year Ended December 31,					June 30,
	2005	2006	2007	2008	2009	2010

Ratio of earnings to fixed charges. . . . . . .	1.27	1.85	1.45	2.07	3.18	2.97
Ratio of earnings to fixed charges and preferred stock dividends(1). . . . . .	1.12	1.64	1.28	2.06	3.18	2.97
(1)           As of February 4, 2008, the Company no longer had any shares of its 6% Convertible Exchangeable Preferred Stock outstanding.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the capital stock offered by this prospectus.  The applicable prospectus supplement will describe the specific terms of the capital stock offered under that applicable prospectus supplement.

The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the General Corporation Law of the State of Delaware, our amended and restated certificate of incorporation and our amended and restated bylaws.  Copies of our amended and restated certificate of incorporation (including certificates of designation that we may file from time to time describing the terms of our Preferred Stock) and our amended and restated bylaws, which we refer to below respectively as our Charter and our Bylaws, are incorporated herein by reference and will be sent to you at no charge upon request.  See “Where You Can Find More Information” below.

Authorized Capital Stock

Our authorized capital stock consists of 20 million shares of common stock, $1.00 par value per share, which we refer to as the Common  Stock, of which 7,208,159 shares were outstanding as of September 30, 2010, and one million shares of preferred stock, $1.00 par value per share, which we refer to as the Preferred Stock, none of which are currently outstanding.

Common Stock

All of the rights of the holders of our Common Stock described below are subject to the terms of our Charter described below under “Stock Ownership Requirements.”

Dividend Rights.  Subject to the preferences of any Preferred Stock and any other stock ranking prior to the Common Stock as to dividends, holders of our Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor.

Voting Rights.  Each holder of record of Common Stock is entitled to one vote for each share on all matters on which stockholders are entitled to vote.  Holders of our common stock do not have cumulative voting rights.

Liquidation Rights.  Upon the dissolution, liquidation or winding up of International Shipholding Corporation, after payments of debts and expenses and payment of the liquidation preference plus any accrued dividends on any outstanding shares of Preferred Stock, the holders of our Common Stock will be entitled to receive all remaining assets of International Shipholding Corporation ratably in proportion to the number of shares held by them, unless and to the extent that holders of Preferred Stock are entitled to participate with the holders of our Common Stock in receiving distributions of such remaining assets.

Pre-emptive and Other Rights.  Holders of our Common Stock have no pre-emptive, subscription or conversion  rights and are not subject to further calls or assessments, or rights of redemption by us.

NYSE. Our Common Stock is listed on the New York Stock Exchange under the trading symbol “ISH.”

Transfer Agent.  The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

Authority of the Board to Issue.  Our Board of Directors is authorized, without action of our stockholders, to issue Preferred Stock from time to time in one or more series and to establish the voting powers, designations, preferences and relative, optional or other special rights and qualifications, limitations or restrictions, of such series, to the full extent permitted by law.  The authority of the Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to each series of Preferred Stock that may be issued: (i) the number of shares constituting such series, which may be increased or decreased in accordance with our Charter; (ii) the dividend rights and the dividend preferences, if any, over any other class or series; (iii) the liquidation rights and the liquidation preferences, if any, over any other class or series; (iv) the time during which, the price at which, and the terms and conditions on which shares may be redeemed; (v) the terms of any purchase, retirement or sinking funds; (vi) the terms and conditions of any conversion or exchange of such shares for shares of any other series, class or any other securities; and (vii) any voting powers.

All of the rights of the holders of Preferred Stock described herein are subject to the terms of our Charter  described below under “Stock Ownership Requirements.”

Dividend Rights.  No holders of any series of Preferred Stock will be entitled to receive any dividends thereon other than those specifically provided for by our Charter or by resolution of the Board of Directors providing for the issue of such series of Preferred Stock.  No accumulated dividends on Preferred Stock will bear interest.

Liquidation Rights.  In the event of any liquidation of International Shipholding Corporation, the holders of Preferred  Stock of each series will be entitled to receive only such amount as will have been fixed by our Charter or by resolution of the Board of Directors providing for the issue of such series.  Our consolidation or merger with or into another corporation or a sale, lease or exchange of all or substantially all of our assets will not be deemed to be a liquidation, dissolution or winding up, within the meaning of such terms in our Charter.

Other Terms.  We may issue preferred stock in one or more series.  The specific description of any particular series of preferred stock in the related prospectus supplement will not be complete.  For more information, you should refer to the applicable provisions in our Charter relating to each series of preferred stock that we have filed or will file with the SEC.

Stock Ownership Requirements.

We must comply with certain stock ownership requirements in order to assure that we will be permitted to engage in United States coastwise trade, as well as participate in certain financing and other maritime programs administered by the United  States Maritime Administration, or MARAD.   To assure such compliance, our Charter includes certain provisions designed to enable us to regulate the ownership of our capital stock by persons who are not citizens of the United States.

Our Charter provides any  transfer or purported transfer of shares of our Capital Stock (as defined below) that would result in the ownership by Non-Citizens (as defined below) of our Capital Stock having more than 23 % of the Total Voting Power (as defined below) would be void and would not be effective against us except for the purpose of enabling us to effect certain remedies that are described below.  Our Charter defines Capital Stock as any class or series of our capital stock (other than such class or classes of our stock, if any,  that MARAD permits to be excluded from the determination of whether we are in compliance with the citizenship requirements of the Merchant Marine Act, 1920, as amended, the Merchant Marine Act, 1936, as amended, the Shipping Act, 1916, as amended, and the regulations promulgated thereunder, as such laws and regulations are amended from time to time, which we refer to collectively as the Maritime Laws), and defines Total Voting Power as the total number of votes that may be cast by shares of our capital stock with respect to the election of directors.

Our Charter further defines a Non-Citizen as any Person (defined as including an individual, corporation,  partnership, limited liability company, trust, joint venture or other association) other than a Citizen, and a Citizen is defined as:

(i)	any individual who is a citizen of the United States,

(ii)
any corporation, partnership, association or limited liability company (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) of which not less than 75% of its stock or equity interest is beneficially owned by Persons who are Citizens, (C) whose president or chief executive officer, chairman of the board of directors and all officers authorized to act in the absence or disability of such Persons are Citizens (or, in the case of a partnership, all of its general partners are Citizens), and (D) of which more than 50% of  the number of its directors (or equivalent   persons) necessary to constitute a quorum are Citizens,

(iii)
any partnership (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) all general partners of which are Citizens and (C) not less than a 75% interest in which is Beneficially Owned (as defined by Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934) by Persons who are Citizens,

(iv)
any association or limited liability company (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) whose president or chief executive officer (or the Person serving in an equivalent position), chairman of the board of directors (or equivalent position) and all Persons authorized to act in the absence or disability of such Persons are Citizens, (C) not less than a 75% interest in which or 75% of the voting power of which is Beneficially Owned by Citizens and (D) of which more than 50% of the number of its directors (or the Persons serving in equivalent positions) necessary to constitute a quorum are Citizens,

(v)
any joint venture (if not an association, corporation or partnership) (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof and (B) all co-venturers of which are Citizens, and

(vi)
any trust (A) that is domiciled in and existing under the laws of the United States or of a state, territory,  district or possession thereof, (B) the trustee of which is a Citizen, and (C) of which not less than a 75% interest is held for the benefit of Citizens.

Voting rights will be denied to any shares owned by Non-Citizens in excess of 23%, which we refer to as the Excess Shares, and we will withhold dividends with respect to such Excess Shares, pending transfer of the Excess Shares to a Citizen or a reduction in the aggregate number of shares owned by Non-Citizens to or below 23%.  Our Board of Directors will have the power to make a conclusive determination as to those shares of our Capital Stock that constitute the Excess Shares.  This determination will be made by reference to the most recent acquisitions of shares of our Capital Stock by Non-Citizens.

In addition, our Charter authorizes, but does not require, us to redeem shares of our Capital  Stock owned by Non-Citizens in excess of 23% in order to reduce ownership by Non-Citizens to 23%.  The redemption price would be equal to the average of the closing price of such shares on the New York Stock Exchange (or, if the Capital Stock is not traded on the New York Stock Exchange, various other alternative market prices) during the 10 trading days prior to the notice of redemption and any dividend or other distribution declared with respect to such shares prior to the date such shares are called for redemption but which we have withheld.  We would have the option to pay the redemption price for any shares owned by Non-Citizens in excess of 23% in cash or by delivery of a promissory note having a maturity of not more than ten years from the date of issuance and bearing interest at a rate equal to the then current coupon rate of a 10-year Treasury note.

Our Charter also authorizes the Board of Directors to implement measures necessary or desirable to assure that it can monitor effectively the citizenship of the holders of our Capital Stock.  To that end, the Board has the authority to require proof of citizenship, of existing or prospective stockholders, as well as to implement and maintain a dual stock certificate system under which different forms of stock certificates representing outstanding shares of the our Capital Stock would be issued to Citizens or Non-Citizens. If a dual stock certificate system were to be implemented, any stock certificate surrendered for transfer thereafter would have to be accompanied by a citizenship certificate signed by the transferee and any additional proof of citizenship requested by us or our transfer agent, with the transfer agent then registering the transfer and issuance of a new stock certificate designated as Citizen or Non-Citizen depending upon the citizenship of the new owner.  In addition, to the extent necessary to  enable us to determine the number of shares owned by Non-Citizens for purposes of submitting the proof of United States citizenship required under the Maritime Laws, we could require record holders and Beneficial Owners from time to time to confirm their citizenship status and could, in the discretion of the Board of Directors, temporarily withhold dividends payable, and deny voting rights, with respect to the shares of Capital Stock held by any such record holder and Beneficial Owner until confirmation of its citizenship status is received.

Charter and Bylaw Provisions with Possible Anti-Takeover Effects.

Certain provisions of our Charter and Bylaws that are described below may have the effect, either alone or in combination with each other, of:

•	making more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors,

•	limiting or precluding meaningful stockholder participation in certain matters, or

•	discouraging proxy contests, the acquisition of a large block of our stock, and other attempts to influence or replace our current management.

Authorized but Unissued Stock.  The existence of authorized but unissued Common Stock and the undesignated Preferred Stock may enable the Board of Directors to make more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.  If, in the exercise of its fiduciary responsibilities, the Board of Directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or make more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our Charter grants the Board of Directors broad power to establish the rights and preferences of the authorized and unissued Preferred Stock, one or more series of which could be issued entitling holders (i) to vote separately as a class on any proposed merger or consolidation, (ii) to cast a proportionately larger vote together with  the Common Stock on any such transaction or for all purposes, (iii) to elect directors having terms of office or voting rights greater than those of other directors, (iv) to convert Preferred Stock into a greater number of shares of Common Stock or other securities, (v) to demand redemption at a specified price under prescribed circumstances related to a change of control or (vi) to exercise other rights that could have the effect of impeding a takeover.  The issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above may adversely effect the rights of holders of the Common Stock.

Amendment of the Bylaws.  Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon  the stockholders; however, a corporation may in its certificate of incorporation also confer upon the board of directors the power to adopt, amend, alter or repeal its Bylaws.  Our Charter and Bylaws grant the Board of Directors the power to adopt, amend and repeal the Bylaws at any regular or special meeting of the Board of Directors. Please see our Form 8-A/A filed with the SEC on October 12, 2010, which is incorporated herein by reference, for a discussion of certain provisions in the Bylaws that require supermajority votes to amend certain specified Bylaws.

Special Meetings of the Stockholders.  Our Bylaws provide that special meetings of stockholders may be called only by the Chairman of the Board of Directors, the president, secretary or a majority of the Board of Directors.  Stockholders do not have the power to call a special meeting.

Advance Notice. Our Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to other matters to be brought before a meeting of our stockholders.  Our bylaws provide that any stockholder of record entitled to vote thereon may nominate one or more persons for election as directors and properly bring other matters before a meeting of the stockholders only if written notice has been received by our secretary, in the event of an annual meeting of stockholders, not more than 180 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders or, in the event of a special meeting of stockholders or annual meeting scheduled to be held either 30 days earlier or later than such anniversary date, within 15 days of the earlier of the date on which notice of such meeting is first mailed to stockholders or public disclosure of the meeting date is made.  In addition, the notice must contain certain specified information concerning, among other things, the person to be nominated or the matter to be brought before the meeting and concerning the stockholder submitting the proposal.

Other Bylaw Provisions.  Our Bylaws also regulate (i) stockholder action by written consent solicitation and (ii) the removal of directors from office and the election of directors to fill vacancies on our Board of Directors, all of which could discourage acquisitions, proxy contests or other attempts of stockholders to participate in governance matters.  For a further description of the above-described provisions, please see our Form 8-A/A filed with the SEC on October 12, 2010, which is incorporated herein by reference.

Anti-Takeover Effects of Certain Provisions of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law.  In general, Section 203 prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

DESCRIPTION OF DEBT SECURITIES

We may issue senior or subordinated debt securities from time to time in one or more distinct series.  This section summarizes the terms of the debt securities that are common to all series.  The specific terms of any series of debt securities that we offer will be described in a prospectus supplement relating to that series of debt securities.  Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the applicable prospectus supplement that may modify or replace any information below.

We may issue senior debt securities under a senior indenture between us and the trustee to be named in the senior indenture. We may issue subordinated debt securities under a subordinated indenture between us and the trustee to be named in the subordinated indenture. Except as we may otherwise indicate, we expect the terms of the senior indenture and the subordinated indenture to be the same.  We use the term indentures in this prospectus to refer to both the senior indenture and the subordinated indenture.

Prior to the issuance of any securities thereunder, each indenture will be subject to and qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term trustee to refer to either the senior trustee or the subordinated trustee, as applicable.

The following are summaries of the anticipated material provisions of the senior debt securities, the subordinated debt securities and the indentures and are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. There may also be other provisions in the indentures which are important to you. We urge you to read the indenture applicable to a particular series of debt securities, including any supplements thereto, because such document or documents, and not this summary description, define your rights as a holder of such debt securities.

General

We may issue debt securities in distinct series. The prospectus supplement relating to any series of debt securities will set forth:

•	whether the debt securities will be senior or subordinated,

•	the offering price,

•	the title of the series,

•	any limit on the aggregate principal amount that may be issued with respect to that series,

•	the maturity date or dates,

•	the rate or rates per annum, if any, at which the series will bear interest or the method of determining the rate or rates,

•	the date or dates from which interest will accrue and the date or dates at which interest will be payable;

•	the terms for redemption or early payment, if any, including any mandatory or optional sinking fund or similar provisions,

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period,

•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency,

•	any defeasance provisions if different from those described below under “—Satisfaction and Discharge; Defeasance”,

•	any conversion or exchange provisions,

•	the terms and conditions, if any, pursuant to which the notes are secured,

•
whether the debt securities will be issuable in the form of a global security and the identity of the depositary for the global securities, if different then described below under “Forms of Securities”,

•	any subordination provisions, if different from those described below under “—Subordinated Debt Securities”,

•	any deletions of, or changes or additions to, the events of default or covenants,

•	any special United States federal income tax considerations applicable to the series,

•	any provisions granting special rights to holders when a specified event occur, and

•	any special considerations, additional covenants or other specific provisions applicable to the series.

The listing above is not intended to list all of the terms that may be applicable to any debt securities sold hereunder, and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture.

The debt securities may bear interest at a fixed or floating rate.  Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

There will be no requirement under the senior indenture or the subordinated indenture that our future issuances of debt securities be issued exclusively under either indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in either the senior indenture or the subordinated indenture or applicable to one or more issuances of senior debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities.  The indentures will provide that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates.  We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series of senior or subordinated debt securities, without the consent of the holders of that series, for issuances of additional securities of that series.  The indentures will not limit the aggregate amount of debt securities that we may issue thereunder.

As a holding company, substantially all of our income and operating cash flow is dependent upon the earnings of our subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us.  As a result, we rely upon our subsidiaries to generate the funds necessary to meet our obligations, including the payment of principal and interest on any debt securities that may be issued hereunder.  Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the debt securities or, subject to limited exceptions for tax sharing purposes, to make any funds available to us to repay our obligations, whether by dividends, loans or other payments.  Certain of our subsidiaries’ loan agreements contain various restrictions on the transfer of funds to us, including certain provisions that restrict the amount of dividends that may be paid to us.  At December 31, 2009, the amount of retained earnings of our subsidiaries not subject to dividend restrictions was approximately $180.1 million.  Moreover, our rights to receive assets of any subsidiary upon its liquidation or reorganization (and the ability of holders of debt securities to benefit indirectly therefrom) will be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors.  As of December 31, 2009, the long-term debt of our subsidiaries was $97.6 million.

Security

Our obligations under any debt securities issued may be secured by some or all of our assets or the assets of one or more of our subsidiaries.  The terms and conditions pursuant to which our debt securities may be secured and will be described in the applicable prospectus supplement.

In addition, as security for any debt securities issued, we may use the net proceeds from an offering to acquire U.S. government securities and pledge those securities to a trustee for the exclusive benefit of the holders of the debt securities (and not for the benefit of other creditors).  The amount of U.S. government securities acquired will be designed to be sufficient upon receipt of scheduled interest and principal payments of such securities to provide for payment in full of a certain number of scheduled interest payments due on the debt securities.  The amount of net proceeds from an offering used to acquire U.S. government securities and the number of scheduled interest payments to be secured for a particular offering of debt securities, if any, will be described in the applicable prospectus supplement.  In addition, the terms and conditions pursuant to which we would pledge any U.S. government securities for the benefit of the holders of the debt securities will be described in the applicable prospectus supplement.

Registration and Denominations

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be registered debt securities and will be issued in denominations of $1,000 or any multiples thereof.  The debt securities may be issued partly or wholly in the form of one or more global registered securities, as described below under “Form of Securities.”

Exchange and Transfer

Except as may be described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series. Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any taxes, assessments or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of any transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agent

Unless otherwise provided in the applicable prospectus supplement:

•	payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date.

•
payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us, subject to our right, at our option, to pay interest by mailing a check to the record holder.

•	the corporate trust office of the trustee will be designated as our sole paying agent.

We may act as our own paying agent, designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Merger, Consolidation and Sale of Assets

Nothing in the indentures prevents us from consolidating or merging with or into, or selling or otherwise disposing of all or substantially all of our assets to, another corporation, provided that (i) we agree to obtain a supplemental indenture pursuant to which the surviving entity or transferee agrees to assume our obligations under all outstanding debt securities issued under the applicable indenture and (ii) the surviving entity or transferee is organized under the laws of the United States, any state thereof or the District of Columbia.

Limitations on Liens

The indentures are not expected to limit our ability to pledge or encumber our properties.  If we do agree to any such restrictions in favor of the holders of debt securities sold hereunder, they will be described in the applicable prospectus supplement.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indentures will define an event of default with respect to any series of debt securities as one or more of the following events:

•	failure to pay principal of or any premium on any debt security of that series when due,

•	failure to pay any interest or sinking fund payment on any debt security of that series for 30 days when due,

•	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture, and

•	our bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in the final bullet point above, shall occur and be continuing, either the trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of a series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in the final bullet point above shall occur, the principal amount of all debt securities of that series will automatically become immediately payable. Any payment by us of amounts owed under any outstanding subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “—Subordinated Debt Securities”.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and it consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series,

•
the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding, and

•
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

A holder of debt securities may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed above.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•	to fix any ambiguity, defect or inconsistency in such indenture, and

•	to change anything that does not materially adversely affect the interests of any holder of the debt securities of any series.

In addition, we and the trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment if such modification or amendment would:

•
extend the fixed maturity of any debt securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof, or

•	reduce the aforesaid percentage of debt securities.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding, or

•	to be released from our obligations under certain covenants described in the indentures and from the consequences of an event of default resulting from a breach of these covenants.

We refer to the first bullet point above as legal defeasance and the second bullet point above as covenant defeasance. Our legal defeasance or covenant defeasance option may be exercised only if:

•	we deposit in trust with the trustee enough money in cash or U.S. government obligations to pay in full the principal of and interest and premium, if any, on the debt securities.

•	the deposit of the money by us does not result in a breach or violation of, or constitute a default under the applicable indenture or any other agreement or instrument to which we are a party.

•
no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of the deposit of the money or during the preference period applicable to us.

•
we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

•
in the case of legal defeasance, such legal defeasance does not result in the trust arising from the deposit of the money constituting an investment company, as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified thereunder or exempt from regulation thereunder.

•	we deliver to the trustee an officers’ certificate and opinion of counsel, each stating that all conditions precedent with respect to such defeasance have been complied with.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Subordinated Debt Securities

Payment on any subordinated debt securities issued by us will, to the extent provided in the subordinated indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness.  As described further above, the subordinated debt securities also will be effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on our subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of our senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any of our senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The subordinated indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•
a default in the payment of the principal, premium, if any, interest or other obligations in respect of senior indebtedness occurs and is continuing beyond any applicable period of grace, which is called a “payment default”,

•
a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default, which is called a “payment blockage notice” from us or any other person permitted to give such notice under the subordinated indenture, which is called a “non-payment default”, or

•	any judicial proceeding is pending against us in connection with a default.

If the trustee or any holder of the subordinated debt securities receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the subordinated indenture.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

A prospectus supplement relating to a particular series of subordinated debt securities will summarize the subordination provisions applicable to that series, including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings,

•
the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the period in which we will be prohibited from making payments on subordinated debt securities,

•	the definition of senior debt applicable to that series of subordinated debt securities, and

•	the aggregate amount of outstanding indebtedness as of the most recent practicable date that would rank senior to, and on parity with, that series of subordinated debt securities.

The particular terms of subordination of a series of subordinated debt securities may supersede the general subordination provisions of the subordinated indenture.  There will be no restrictions in the subordinated indenture on the creation of additional senior debt securities or any other indebtedness.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with the law of the State of New York.

Regarding the Trustee

We may appoint a separate trustee for any series of debt securities. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This summary of certain provisions of the warrants is not complete.  For the complete terms of the warrants and the warrant agreement, you should refer to the provisions of the warrant agreement that we will file with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including the following:

•	the title and aggregate number of warrants,

•	the offering price for the warrants, if any,

•	the designation and terms of the securities that may be purchased upon exercise of the warrants,

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security,

•	if applicable, the date on and after which the warrants and the related other securities issued therewith will be separately transferable,

•
the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise, which may be payable in cash, securities or other property,

•	the dates on which the right to exercise the warrants begins and expires,

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time,

•	whether the warrants and the securities that may be issued thereunder will be issued in registered or bearer form,

•	information with respect to book-entry procedures, if any,

•	a discussion of any material United States federal income tax considerations,

•	the anti-dilution provisions of the warrants, if any,

•	any applicable redemption or call provisions applicable to the warrants,

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before their exercise, warrants will not entitle their holders to any rights of the holders of the securities purchasable thereunder.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect charges that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more securities described in this prospectus, in any combination.  Unless otherwise specified in the applicable prospectus supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit, and the holder of a unit will have the rights and obligations of a holder of each underlying security.  The applicable prospectus supplement will describe:

•	the terms of the units and of the underlying securities, including whether and under what circumstances the securities comprising the units may be traded separately,

•	a description of the terms of any unit agreement governing the units, and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The terms and conditions described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

FORMS OF SECURITIES

Unless otherwise specified in the applicable prospectus supplement, each security issued hereunder other than capital stock will be represented by one or more global securities representing the entire issuance of securities.  Global securities name a depositary or its nominee as the owner of the securities represented by these global securities.  The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker, dealer, bank, trust company or other representative, as will be explained more fully in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction, or other process,

•	to investors through agents,

•	directly to agents,

•	to or through brokers or dealers,

•	to the public through underwriting syndicates led by one or more managing underwriters,

•	in privately negotiated transactions,

•	to one or more underwriters acting alone for resale to investors or to the public, and

•	through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon the conversion, exercise or exchange of other securities sold hereunder. Securities may also be issued upon the exercise or exchange of other securities sold hereunder, or upon the division of units.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis.  Unless otherwise stated in a prospectus supplement, the obligation of the underwriters to purchase any securities on a firm underwritten basis will be conditioned upon customary closing conditions.

We may also offer securities directly to our stockholders on a pro rata basis.  If all of the underlying securities are not subscribed for by our stockholders in any such offering, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed or variable price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to prevailing market prices, or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of (i) discounts, concessions or commissions from the underwriters, (ii) commissions from the purchasers for whom they may act as agents, or (iii) a combination of the foregoing. Discounts, concessions and commissions may be changed from time to time. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, which we refer to herein as the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent,

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by underwriters and agents,

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers, and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the New York Stock Exchange, subject to official notice of issue.  We will endeavor to list for trading on the New York Stock Exchange any common stock sold pursuant to a prospectus supplement. We may elect to list any other securities offered hereunder on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, the applicable prospectus supplement may identify such underwriter.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in certain specified transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We do not make any representation or prediction as to the effect that any of the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (ii) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

WHERE YOU CAN FIND MORE INFORMATION

Government Filings

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended.  You may read and copy this information at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of this information by mail addressed to the Public Reference Section of the SEC at the address provided above, at prescribed rates.  You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.  The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC.  The address of the site is http://www.sec.gov.  In addition, our common stock is listed and traded on the New York Stock Exchange, or NYSE, and you may also obtain similar information about us at the offices of the NYSE at 20 Broad Street, New York, NY 10005.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities.  As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement, a copy of which can be obtained from the SEC in any of the manners listed above.

Information Incorporated by Reference

The SEC allows us to incorporate by reference information into this document.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or a prospectus supplement, or is incorporated by reference subsequent to the date of this document.  In the event of conflicting information in these documents, the information in the latest filed documents should be considered correct.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering under this prospectus;  provided, however, that we are not incorporating by reference, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

International Shipholding Corporation SEC Filings	Period or Date Filed
Annual Report on Form 10-K , including the amendment thereto filed on Form 10-K/A	Fiscal year ended December 31, 2009 (Form 10-K/A filed on June 29, 2010)
Quarterly Reports on Form 10-Q	First quarter ended March 31, 2010 and second quarter ended June 30, 2010
Current Reports on Form 8-K	January 29, 2010, April 30, 2010, July 29, 2010, August 5, 2010, October 13, 2010
Proxy Statement on Schedule 14A	Filed on March 15, 2010
The Description of our Common Stock on Form 8-A/A	Filed on October 12, 2010

Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document.  You can obtain documents incorporated by reference in this document, at no cost to you, by requesting them in writing or by telephone from the company at the following address:

International Shipholding Corporation 11 North Water Street, Suite 18290 Mobile, Alabama 36602 Attention: Investor Relations Telephone: (251) 243-9100

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and other documents filed or furnished by us under the federal securities law include, and future oral or written statements or press releases by us and our management may include, forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and as such may involve known and unknown risks, uncertainties, and other factors that may cause our actual results to be materially different from the anticipated future results expressed or implied by such forward-looking statements.  Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words.

Our forward-looking statements are based upon our judgment and assumptions as of the date such statements are made concerning future developments and events, many of which are outside of our control.  These forward looking statements, and the assumptions upon which such statements are based, are inherently speculative and are subject to uncertainties that could cause our actual results to differ materially from such statements.  Important factors that could cause our actual results to differ materially from our expectations include, but are not limited to, those which may be set forth in the accompanying prospectus supplement and those under the heading “Risk Factors” included in Item 1A of our annual report on Form 10-K for the year ended December 31, 2009, and other factors described in our periodic reports filed from time to time with the SEC.

Such statements include, without limitation, statements regarding (1) estimated fair values of capital assets, the recoverability of the cost of those assets, the estimated future cash flows attributable to those assets, and the appropriate discounts to be applied in determining the net present values of those estimated cash flows; (2) estimated scrap values of assets; (3) estimated proceeds from sale of assets and the anticipated cost of constructing or purchasing new or existing vessels; (4) estimated fair values of financial instruments, such as interest rate,  commodity and currency swap agreements; (5) estimated losses (including independent actuarial estimates) under self-insurance arrangements, as well as estimated gains or losses on certain contracts, trade routes, lines of business or asset dispositions; (6) estimated losses attributable to asbestos claims; (7) estimated obligations, and the timing thereof, to the U.S. Customs Service relating to foreign repair work; (8) the adequacy of our capital resources and the availability of additional capital resources on commercially acceptable terms; (9) our ability to remain in compliance with our debt covenants; (10) anticipated trends in government sponsored cargoes; (11) our ability to effectively service our debt; (12) financing opportunities and sources (including the impact of financings on our financial position, financial performance or credit ratings), (13) anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, acquisition and divestiture opportunities, business prospects, regulatory and competitive outlook, investment and expenditure plans, investment results, pricing plans, strategic alternatives, business strategies, and other similar statements of expectations or objectives, (14) changes in laws, regulations or tax rates, or the outcome of pending legislative or regulatory initiatives, and (15) assumptions underlying any of the foregoing.

Important factors that could cause our actual results to differ materially from our expectations may include, without limitation, our ability to (i) identify customers with marine transportation needs requiring specialized vessels or operating techniques; (ii) secure financing on satisfactory terms to repay existing debt or support operations, including to acquire, modify, or construct vessels if such financing is necessary to service the potential needs of current or future customers;  (iii) obtain new contracts or renew existing contracts which would employ certain of our vessels or other assets upon the expiration of contracts currently in place, on favorable economic terms; (iv) manage the amount and rate of growth of our  administrative and general expenses and costs associated with operating certain of our vessels; (v) manage our growth in terms of implementing internal controls and information systems and hiring or retaining key personnel, among other things, and (vi) effectively handle our substantial leverage by servicing and meeting the covenant requirements in each of our debt instruments, thereby avoiding any defaults under those instruments and avoiding cross defaults under others.

Other factors include (vii) changes in cargo, charter hire, fuel, and vessel utilization rates; (viii) the rate at which competitors add or scrap vessels in the markets as well as demolition scrap prices and the availability of scrap facilities in the areas in which we operate; (ix) changes in interest rates which could increase or decrease the amount of interest we incur on borrowings with variable rates of interest, and the availability and cost of capital to us; (x) the impact on our financial statements of nonrecurring accounting charges that may result from our ongoing evaluation of business strategies, asset valuations, and organizational structures; (xi) changes in accounting policies and practices adopted voluntarily or as required by accounting principles generally accepted in the United States; (xii) changes in laws and regulations such as those related to government assistance programs and tax rates; (xiii) the frequency and severity of claims against us, and unanticipated outcomes of current or possible future legal proceedings; (xiv) unexpected out-of-service days on our vessels whether due to unplanned maintenance, piracy or other causes; (xv) the ability of customers to fulfill obligations with us; (xvi) the performance of unconsolidated subsidiaries; (xvii) political events in the United States and abroad, including terrorism and piracy, and the U.S. military's response to those events; (xviii) election results, regulatory activities and the appropriation of funds by the U.S. Congress; (xix) unanticipated trends in operating expenses such as fuel and labor costs and our ability to recover these fuel costs through fuel surcharges; (xx) changes in foreign exchange rates and (xxi) other economic, competitive, governmental, and technological factors which may affect our operations.

Due to these uncertainties, there can be no assurance that our anticipated results will occur, that our judgments or assumptions will prove correct, or that unforeseen developments will not occur.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made.  Additional risks that we currently deem immaterial or that are not presently known to us could also cause our actual results to differ materially from those expected in our forward-looking statements.  We undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

LEGAL OPINIONS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., New Orleans, Louisiana.  If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of International Shipholding Corporation appearing in International Shipholding Corporation’s Current Report (Form 8-K) filed on October 12, 2010, and the financial statement schedule appearing in International Shipholding Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of International Shipholding Corporation’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$14,260
Blue Sky fees and expenses	*
Printing and engraving expenses	*
NYSE Supplemental Listing Fee	*
Transfer Agent and Trustee fees and expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Rating Agency fees and expenses	*
Miscellaneous	*
Total	*

*   These fees and expenses will be determined based on the amount and type of securities issued under this registration statement.

Item 15.   Indemnification of Directors and Officers

Section 145 of the General Corporation Law of Delaware empowers us to indemnify, subject to the standards prescribed in that Section, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person is or was our director, officer, employee or agent. Article VI, Section 8 of our amended and restated certificate of incorporation provides that our Board of Directors is authorized to provide indemnification to the fullest extent permitted by Delaware law. In addition, Section 9 of our amended and restated bylaws provides that we shall defend and indemnify each person who was or is made a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding by reason of the fact that the person is or was our director or officer if:

•	the director or officer is successful in defending the claim on its merits or otherwise, or

•	the director or officer meets the standard of conduct described in Section 9 of our bylaws.

The rights conferred by Article VI of our amended and restated certificate of incorporation and Section 9 of our amended and restated bylaws are contractual rights and include the right to be paid by us the expenses incurred in defending the action, suit or proceeding in advance of its final disposition.

We have entered into indemnification contracts providing our current directors the procedural and substantive rights to indemnification currently set forth in the Section 9 of our amended and restated bylaws.  We refer to these contracts as indemnification contracts.  The right to indemnification provided by an indemnification contract applies to all covered claims, whether such claims arose before or after the effective date of the contract.

We maintain an insurance policy covering the liability of our directors and officers for actions taken in their official capacity.  The indemnification contracts provide that, to the extent insurance is reasonably available, we will maintain comparable insurance coverage for each contracting party as long as he serves as an officer or director and thereafter for so long as he is subject to possible personal liability for actions taken in such capacities.  The indemnification contracts also provide that if we do not maintain comparable insurance, we will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for his benefit.

Item 16.  Exhibits

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission  (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided,  however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)         That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)         That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mobile, Alabama, on October 8, 2010.

International Shipholding Corporation
By:	/s/ Manuel G. Estrada
Manuel G. Estrada Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Niels M. Johnsen, Erik L. Johnsen and Manuel G. Estrada, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

/s/ Niels M. Johnsen	Chairman of the Board and Chief Executive Officer
Niels M. Johnsen

/s/ Erik L. Johnsen	President and Director
Erik L. Johnsen

/s/ Erik F. Johnsen	Director
Erik F. Johnsen

/s/ Edwin A. Lupberger	Director
Edwin A. Lupberger

/s/ H. Merritt Lane III	Director
H. Merritt Lane III

/s/ T. Lee Robinson, Jr.	Director
T. Lee Robinson, Jr.

/s/ James J. McNamara	Director
James J. McNamara

/s/ Kenneth H. Beer	Director
Kenneth H. Beer

/s/ Harris V. Morrissette	Director
Harris V. Morrissette

/s/ Manuel G. Estrada	Vice President and Chief Financial Officer
Manuel G. Estrada	(Principal Financial Officer)

/s/ Kevin M. Wilson	Controller
Kevin M. Wilson	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Document
1.1*	Forms of Underwriting Agreements.
4.1
Restated Certificate of Incorporation as amended through May 19, 2010 (filed with the SEC as Exhibit 3.1 to the Form 10-Q for the quarterly period ended June 30, 2010 and incorporated herein by reference).

4.2	Bylaws (filed with the SEC as Exhibit 3.2 to the Current Report on Form 8-K dated November 2, 2009 and incorporated herein by reference).
4.3	Specimen of Common Stock Certificate (Filed as an exhibit to the Form 8-A filed with the SEC on April 25, 1980 and incorporated herein by reference).
4.4*	Form of Certificate of Designations to be used in connection with the issuance of Preferred Stock.
4.5**	Form of Senior Indenture between International Shipholding Corporation and one or more trustees to be named.
4.6**	Form of Subordinated Indenture between International Shipholding Corporation and one or more trustees to be named.
4.7*	Form of Senior Debt Security.
4.8*	Form of Subordinated Debt Security.
4.9*	Form of Warrant Agreement.
4.10*	Form of Unit Agreement.
5.1**	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
12.1**	Statement regarding computation of Ratio of Earnings to Fixed Charges.
12.2**	Statement regarding computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1**	Consent of Ernst & Young LLP.
23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1)
25.1*	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture.
25.2*	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture.

*	To be filed by an amendment or by a report filed under the Securities and Exchange Act of 1934, and incorporated herein by reference.
**	Filed herewith.